                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------

                                   FORM 8-K/A
                               (Amendment  No.2)
                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)
                  December 30, 1996 (November 19, 1996)
                          ----------------------------

                      GLENBOROUGH REALTY TRUST INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Maryland                      001-14162                   94-3211970
----------------                   ----------                  -------------
   (State or other                 (Commission                (IRS Employer
   jurisdiction of                File Number)                 I.D. Number)
   incorporation)


        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code:(415) 343-9300

Glenborough Realty Trust Incorporated (the "Company") hereby amends Item 7 of its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on December 4, 1996, to file the Pro Forma Financial Statements of the Company and exhibits related to the acquisition of the Carlsberg Properties (as defined in such Form 8-K) and the acquisition of the TRP Properties previously reported in the Company's Current Report on Form 8-K filed with the Commission on November 1, 1996, and defined therein.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  FINANCIAL STATEMENTS

               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                  5

               Statement of revenues and certain expenses
               of the TRP Properties for the nine
               months ended September 30, 1996 (unaudited)
               and for the year ended December 31, 1995.                 6

               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                  9


               Statement of revenues and certain expenses
               of the Carlsberg Properties for the nine
               months ended September 30, 1996 (unaudited)
               and for the year ended December 31, 1995.                10



          (b)  PRO FORMA FINANCIAL STATEMENTS

The accompanying pro forma financial statements represent the Company's consolidated balance sheet and consolidated statement of operations as of and for the nine months ended September 30, 1996 and for the year ended December 31, 1995, as if the transactions and the Consolidation (discussed below) took place on January 1, 1995.

The pro forma adjustments reflect: (a) the acquisition of the TRP Properties and the Carlsberg Properties; (b) the new debt and interest thereon and (c) the effect that these adjustments have on minority interest.

The Pro Forma information is unaudited and is not necessarily indicative of the consolidated results which would have occurred if the transactions had been consummated in the year presented, or on any particular date in the future, nor does it purport to represent the financial position or results of operations in future periods.

               Pro Forma Consolidated Balance Sheet at
               September 30, 1996 with accompanying notes
               and adjustments                                          14


               Pro Forma Consolidated Statement of
               Operations for the nine months ended
               September 30, 1996                                       19


               Pro Forma Consolidated Statement of
               Operations for the year ended
               December 31, 1995                                        21


               Notes and adjustments to Proforma Consolidated
               Statements of Operations for the nine months
               ended September 30, 1996 and the year ended
               December 31, 1995                                        23


The As Adjusted financial statements represent the Company's consolidated statement of operations for the year ended December 31, 1995 as if the consolidation (the "Consolidation") of eight predecessor California Limited partnerships (Equitec Income Real Estate Investors B, Equitec Income Real Estate Investors C, Equitec Income Real Estate Investors-Equitec Fund 4, Equitec Mortgage Investors Fund IV, Equitec 79 Real Estate Investors, Outlook Properties Fund IV, Glenborough All Suites Hotels, L.P. and Glenborough Pension Investors) (the "Partnerships") and Glenborough Corporation (previously disclosed on Forms 8-K and 8-K/A filed with the Securities and Exchange Commission on January 15, 1996 and March 15, 1996, respectively) had taken place on January 1, 1995.

The As Adjusted information is unaudited and is not necessarily indicative of the consolidated results which would have occurred if the transactions had been consummated in the year presented, or on any particular date in the future, nor does it purport to represent the financial position or results of operations in future periods.

The following financial statements reflect the unaudited As Adjusted Consolidated Financial Statements of Glenborough Realty Trust Incorporated for the year ended December 31, 1995.

               Glenborough Realty Trust Incorporated
               As Adjusted Consolidating Statement of

               Operations with accompanying notes and
               adjustments                                              28

               Glenborough Realty Trust Incorporated
               As Adjusted Historical Combining
               Statement of Operations with
               accompanying notes and adjustments                       33

               Glenborough Realty Trust Incorporated
               As Adjusted Statement of Hotel Lessor
               Operations with accompanying notes
               and adjustments                                          36

               Glenborough Hotel Group ("GHG") As
               Adjusted Statement of Operations with
               accompanying notes and adjustments                       38

               Glenborough Corporation ("GC") As
               Adjusted Statement of Operations with
               accompanying notes and adjustments                       43

               Glenborough Inland Realty Corporation
               ("GIRC") As Adjusted Statement of
               Operations with accompanying notes
               and adjustments                                          48

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Glenborough Realty Trust Incorporated:

We have audited the accompanying statement of revenues and certain expenses of the TRP Properties, as defined in Note 1, for the year ended December 31, 1995. This financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the TRP Properties.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the TRP Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

San Francisco, California
July 9, 1996

                    GLENBOROUGH REALTY TRUST INCORPORATED

               STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR
                              THE TRP PROPERTIES
           For The Nine Months Ended September 30, 1996 (Unaudited)
                     And The Year Ended December 31, 1995
                                (in thousands)

                               Nine Months
                                  Ended                       Year
                              September 30,                   Ended
                                  1996                    December 31,
                               (Unaudited)                    1995
                             ---------------             --------------
REVENUES                          $ 5,979                     $ 7,336

CERTAIN EXPENSES:
       Operating                    1,338                       1,854
       Real estate taxes              543                         694
                                  -------                     -------
                                    1,881                       2,548
                                  -------                     -------

REVENUES IN
 EXCESS OF CERTAIN
 EXPENSES                         $ 4,098                     $ 4,788
                                  =======                     =======



       The accompanying notes are an integral part of these statements.

                    GLENBOROUGH REALTY TRUST INCORPORATED
           NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR
                              THE TRP PROPERTIES
           For The Nine Months Ended September 30, 1996 (Unaudited)
                     And The Year Ended December 31, 1995


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

      Property Acquired - The accompanying statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the following TRP Properties (the "TRP Properties") acquired by Glenborough Realty Trust Incorporated (the "Company") from Trust Realty Partners, an unaffiliated third party.


Property                             City                State   Type
--------                             ----                -----   ----
Auburn North                         Auburn              WA      Shopping Cntr
One Professional Square              Omaha               NB      Office
Warner Village Medical Center        Fountain Valley     CA      Office
The Globe Office Building            Mercer
                                     Island              WA      Office
Rancho Bernardo R & D Center         Rancho Bernanrdo    CA      Industrial
Hoover Industrial Center             Mesa                AZ      Industrial
Walnut Creek Business Center         Austin              TX      Industrial
Mercantile Industrial I              Dallas              TX      Industrial
Quaker Industrial (formerly          Dallas              TX      Industrial
Mercantile Industrial II)
Pinewood Industrial (formerly        Arlington           TX      Industrial
Mercantile Industrial III)
Villas de Mission Apartments         Las Vegas           NV      Multifamily
Sahara Gardens Apartments            Las Vegas           NV      Multifamily


Basis of Presentation - The accompanying statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of the TRP Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Properties; however, the Company is not aware of any material factors relating to the TRP Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the TRP Properties.

These financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

The financial information presented for the nine months ended September 30, 1996 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statements of revenues and certain expenses for the TRP Properties.

Revenue Recognition - All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

2.     LEASING ACTIVITY

The minimum future rental revenues from leases in effect as of October 1, 1996, for the remainder of 1996 and annually thereafter are as follows (in thousands)

                 Year                                 Amount
             ------------------                     ---------
             1996 (three months)                    $     903
             1997                                       2,993
             1998                                       1,845
             1999                                       1,270
             2000                                         734
             2001                                         475
             Thereafter                                 1,020
                                                    ---------
             Total                                  $   9,240
                                                    =========

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $395 (unaudited) for the nine months ended September 30, 1996, and $418 for the year ended December 31, 1995. Certain leases contain lessee renewal options.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Glenborough Realty Trust Incorporated:

We have audited the accompanying statement of revenues and certain expenses of the Carlsberg Properties, as defined in Note 1, for the year ended December 31, 1995. This financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Carlsberg Properties.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Carlsberg Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

San Francisco, California
November 15, 1996

                      GLENBOROUGH REALTY TRUST INCORPORATED
                 STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR
                            THE CARLSBERG PROPERTIES
            For The Nine Months Ended September 30, 1996 (Unaudited)
                      And the Year Ended December 31, 1995
                                 (in thousands)



                                            Nine Months
                                               Ended             Year
                                           September 30,         Ended
                                               1996          December 31,
                                            (unaudited)          1995
                                            ----------        ----------

REVENUES                                   $   2,291          $   2,836

CERTAIN EXPENSES:
       Operating                                 650                783
       Real estate taxes                         206                278
                                           ---------          ---------
                                                 856              1,061
                                           ---------          ---------


REVENUES IN EXCESS OF
       CERTAIN EXPENSES                    $   1,435          $   1,775
                                           =========          =========




The accompanying notes are an integral part of these statements.

                      GLENBOROUGH REALTY TRUST INCORPORATED
        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR
                            THE CARLSBERG PROPERTIES
            For the Nine Months Ended September 30, 1996 (unaudited)
                      and the Year Ended December 31, 1995


1.     BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

       Properties Acquired - The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation") of the following five properties (the "Carlsberg Properties") acquired by Glenborough Realty Trust Incorporated (the "Company"), from an unaffiliated third party.


Property                                City           State         Type
--------                                -----          -----         ----
Sonora Plaza                            Sonora          CA       Shopping Cntr
Vintage Pointe (formerly
       Carlsberg Plaza)                 Phoenix         AZ       Office
Hillcrest Office Plaza                  Fullerton       CA       Office
Dallidet Professional Center            San Luis
                                        Obispo          CA       Office
Trade Winds Financial Center            Mesa            AZ       Office

       Basis of Presentation - The accompanying statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of the Carlsberg Properties for the periods presented. Certain expenses may not be comparable to the expenses incurred by the Company in the future operations of the Carlsberg Properties; however, the Company is not aware of any material factors relating to the Carlsberg Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Carlsberg Properties.

       These financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

       The financial information presented for the nine months ended September 30, 1996 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Carlsberg Properties.

       Revenue Recognition - All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

                      GLENBOROUGH REALTY TRUST INCORPORATED
               NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN
                EXPENSES FOR THE CARLSBERG PROPERTIES - (Continued)
               For the Nine Months Ended September 30, 1996 (unaudited)
                      and the Year Ended December 31, 1995


2.     LEASING ACTIVITY

       The minimum future rental revenues from leases in effect as of October 1, 1996, for the remainder of 1996 and annually thereafter are as follows (in thousands):

             Year                                    Amount
             ------------------                     ---------
             1996 (three months)                   $      640
             1997                                       2,492
             1998                                       2,122
             1999                                       1,629
             2000                                       1,476
             2001                                       1,179
             Thereafter                                 5,536
                                                    ---------
             Total                                 $   15,074
                                                    =========

In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $195 (unaudited) for the nine months ended September 30, 1996 and $231 for the year ended December 31, 1995. Certain leases contain lessee renewal options.

                      GLENBOROUGH REALTY TRUST INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                          (in thousands, except shares)
                               September 30, 1996
                                   (Unaudited)

                                                       Property
                                       Historical(1)    Acquisitions(2)   Offering(3)
                                      --------------    --------------    -----------
ASSETS
Rental property, net                      $  99,165        $ 64,388        $    --
Investments in Associated Companies
 and Glenborough Partners                     6,189             500             --
Investments in management contracts
 and other, net                                 355              --             --
Mortgage loans receivable, net                7,213           3,600             --
Cash and cash equivalents                       610         (23,457)        46,714
Other assets                                  5,673              --             --
                                          ---------        --------        -------
  TOTAL ASSETS                            $ 119,205        $ 45,031        $46,714
                                          =========        ========        =======
LIABILITIES
 Mortgage loans                           $  29,542        $ 25,200        $    --
 Secured bank line                           29,002          14,744             --
 Other liabilities                            3,541           1,338             --
                                          ---------        --------        -------
  Total liabilities                          62,085          41,282             --
                                          ---------        --------        -------
MINORITY INTEREST                             8,285             760             --
                                          ---------        --------        -------
STOCKHOLDERS' EQUITY
 Common stock (9,661,553 shares
   issued and outstanding)                        6              --              4
 Additional paid-in capital                  56,147           2,989         46,710
 Deferred compensation                         (446)             --             --
 Retained earnings (deficit)                 (6,872)             --             --
                                          ---------        --------        -------
  Total stockholders' equity                 48,835           2,989         46,714
                                          ---------        --------        -------
  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                   $ 119,205        $ 45,031        $46,714
                                          =========        ========        =======





                                  - continued -

                      GLENBOROUGH REALTY TRUST INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                    (in thousands, except shares) - continued
                               September 30, 1996
                                   (Unaudited)

                                           Repayment
                                          of Debt(4)      Pro Forma
                                          ----------      ---------
ASSETS
Rental property, net                      $     --        $ 163,553
Investments in Associated Companies
  and Glenborough Partners                      --            6,689
Investments in management contracts
  and other, net                                --              355
Mortgage loans receivable                       --           10,813
Cash and cash equivalents                  (23,128)             739
Other assets                                    --            5,673
                                          --------        ---------
  TOTAL ASSETS                            $(23,128)       $ 187,822
                                          ========        =========
LIABILITIES
 Mortgage loans                           $     --        $  54,742
 Secured bank line                         (23,128)          20,618
 Other liabilities                              --            4,879
                                          --------        ---------
  Total liabilities                        (23,128)          80,239
                                          --------        ---------

MINORITY INTEREST                               --            9,045
                                          --------        ---------

STOCKHOLDERS' EQUITY
 Common stock (9,661,553 shares
     issued and outstanding)                    --               10
 Additional paid-in capital                     --          105,846
 Deferred compensation                          --             (446)
 Retained earnings (deficit)                    --           (6,872)
                                          --------        ---------
  Total stockholders' equity                    --           98,538
                                          --------        ---------
  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                   $(23,128)       $ 187,822
                                          ========        =========

                      GLENBOROUGH REALTY TRUST INCORPORATED
                 NOTES AND ADJUSTMENTS TO PRO FORMA CONSOLIDATED
                     BALANCE SHEET AS OF SEPTEMBER 30, 1996
                        (unaudited, dollars in thousands)

1. Reflects the historical consolidated balance sheet of the Company as of September 30, 1996, which includes the acquisitions of the following properties:


        Property                             Purchase Price
        ----------------------               --------------
        UCT Property                           $18,600,000
        San Antonio Hotel                      $ 2,700,000
        Kash n' Karry Property                 $ 1,540,000
        Bond Street Property                   $ 3,200,000

On July 15, 1996, the Company acquired the 99% limited partner interest, and GRT Corporation, a subsidiary of the Company, acquired the 1% general partner interest, in UCT Associates, a limited partnership in which Robert Batinovich held a 1% general partner interest and a 53% limited partner interest, Andrew Batinovich held a 1% general partner interest and GPA held a 45% limited partner interest. UCT Associates owns a 23 story, 275,469 square foot office building known as University Club Tower (the "UCT Property") in St. Louis, Missouri. The Operating Partnership issued 23,333 units of partnership interest in the Operating Partnership ("Units") having an initial redemption value of approximately $350,000 (based on a $15 per Unit Value) and repaid approximately $18,250,000 of indebtedness secured by the property, resulting in a total acquisition value of $18,600,000. The $18,250,000 of debt was paid off with funds drawn from the Facility with Wells Fargo.

On August 1, 1996, the Company acquired a 64-room limited service hotel (the "San Antonio Hotel") in San Antonio, Texas for $2,700,000. GHG assumed management of the hotel and operates it under the lease agreement with the Company. The lease is for a term of five years, commencing August 1, 1996, at a base annual rent of $312,000. In addition to base rent, the lessee is obligated to pay percentage rent when revenue exceeds specified thresholds.

On August 2, 1996, the Company expanded an existing shopping center in Tampa, Florida through a sale/leaseback with the center's anchor tenant Kash n' Karry Grocery Store, for a purchase price of $1,540,000. The Company is committed to investing an additional $1,760,000 in the property upon completion of certain expansion-related improvements anticipated in mid-1997. This acquisition, along with the acquisition of the San Antonio Hotel, was financed with $3,800,000 drawn from the Facility with Wells Fargo.

On September 24, 1996, the Company acquired the 99% limited partnership interest, and GRT Corporation acquired the 1% general partner interest in GPA Bond, L.P., a limited partnership in which GC held a 1% general partner interest and GPA held a 99% limited partner interest. GPA Bond, L.P. owns a two-story, 40,595 square foot suburban office building, referred to as the Bond Street Property, in Farmington Hills, Michigan. The operating partnership issued 26,067 Units having an initial redemption value of approximately $400,000 (based on a $15 per Unit Value) in exchange for the interests in GPA Bond, L.P., and repaid approximately $2,800,000 of indebtedness secured by the property, resulting in a total acquisition value of $3,200,000. The $2,80,000 of debt was paid off with funds drawn from the Facility with Wells Fargo Bank.

2. Reflects the acquisition of the Carlsberg Properties (including a note receivable secured by the Grunow Medical Building) and the acquisition of the TRP Properties for total acquisition prices of $19,589 and $43,200, respectively, including acquisition costs of approximately $1,599. These acquisitions were funded with approximately $23,457 of the net proceeds from the Offering, assumption of approximately $25,200 of mortgage debt, borrowings on the secured bank line (the "Facility") of approximately $14,744, and the issuance of 52,386 Operating Partnership units with an aggregate approximate value of $760 and 206,844 shares of unregistered Common Stock with an aggregate approximate value of $2,989. The assumed mortgages bear interest rates of 8.00% to 9.25% and mature between August 1998 and August 2015.

3. In October 1996, the Company completed an Offering of 3,666,000 shares of its Common Stock at $13.875 per share. Total proceeds from the Offering were $50,859 before payment of related costs of approximately $4,145. Net proceeds from the Offering were used to purchase property and to payoff amounts outstanding on the Facility.

4. Reflects the repayment of borrowings on the Facility of approximately $23,128. After the Offering and the completion of the acquisitions of the Carlsberg and TRP Properties, the Company had approximately $29,382 of remaining borrowing capacity on the Facility.

                      GLENBOROUGH REALTY TRUST INCORPORATED

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS For the nine months ended September 30, 1996
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                     Facility and        Property
                                      Historical(1)  Term Loan(2)     Acquisitions(3)
                                      -------------  ------------     --------------
REVENUES
  Rental revenue                      $    11,281        $    --        $11,376
  Fees and reimbursements from
    affiliates                                199             --             --
  Interest and other income                   623             --             --
  Equity in earnings of
    Associated Companies                    1,363             --             --
  Gain on sale of rental
    properties                                321             --             --
                                      -----------        -------        -------
       Total revenue                       13,787             --         11,376
                                      -----------        -------        -------
OPERATING EXPENSES
  Operating expenses                        3,244             --          3,978
  General and administrative                  977             --             --
  Depreciation and amortization             2,694             --          1,412
  Interest expense                          2,546          1,681          1,937
                                      -----------        -------        -------
       Total operating expenses             9,461          1,681          7,327
                                      -----------        -------        -------
Income from operations before
 minority interest                          4,326         (1,681)         4,049

Minority interest                            (312)            --             --
                                      -----------        -------        -------
Net income                            $     4,014        $(1,681)       $ 4,049
                                      ===========        =======        =======

Net income per share                  $      0.70
                                      ===========

Weighted average number of
  common shares outstanding             5,763,742
                                      ===========

                                  - continued -

                      GLENBOROUGH REALTY TRUST INCORPORATED
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS - continued
                  For the nine months ended September 30, 1996
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                        Repayment
                                       of Debt(4)       Other(5)     Pro Forma(6)
                                       ----------      ---------     ------------
REVENUES
  Rental revenue                      $        --        $(260)       $ 22,397
  Fees and reimbursements from
    affiliates                                 --           --             199
  Interest and other income                    --          (24)            599
  Equity in earnings of
    Associated Companies                       --           79           1,442
  Gain on sale of rental
    properties                                 --           --             321
                                      -----------        -----        --------
      Total revenue                            --         (205)         24,958

                                      -----------        -----        --------
OPERATING EXPENSES
  Operating expenses                           --         (128)          7,094
  General and administrative                   --          150           1,127
  Depreciation and amortization                --          (50)          4,056
  Interest expense                         (1,344)          --           4,820

                                      -----------        -----        --------
      Total operating expenses             (1,344)         (28)         17,097
                                      -----------        -----        --------
Income from operations before
 minority interest                          1,344         (177)          7,861

Minority interest                              --         (290)           (602)
                                      -----------        -----        --------
Net income                            $     1,344        $(467)       $  7,259
                                      ===========        =====        ========

Net income per share                                                  $   0.75
                                                                      ========

Weighted average number of
  common shares outstanding                                          9,661,553
                                                                     =========

                      GLENBOROUGH REALTY TRUST INCORPORATED
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1995
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                     Facility and        Property
                                      Historical(1)  Term Loan(2)     Acquisitions(3)
                                      -------------  ------------     ---------------
REVENUES
  Rental revenue                      $    13,472        $    --        $15,561
  Fees and reimbursements from
    affiliates                                260             --             --
  Interest and other income                   982             --             --
  Equity in earnings of
    Associated Companies                    1,691             --             --
                                      -----------        -------        -------
      Total revenue                        16,405             --         15,561
                                      -----------        -------        -------
OPERATING EXPENSES
  Operating expenses                        4,061             --          5,953
  General and administrative                  983             --             --
  Depreciation and amortization             3,654             --          1,763
  Interest expense                          2,767          2,202          3,303
  Loss provision                              863             --             --

                                      -----------        -------        -------
    Total operating expenses               12,328          2,202         11,019
                                      -----------        -------        -------
Income from operations before
 minority interest                          4,077         (2,202)         4,542

Minority interest                            (281)            --             --
                                      -----------        -------        -------
Net income                            $     3,796        $(2,202)       $ 4,542
                                      ===========        =======        =======

Net income per share                  $      0.66
                                      ===========

Weighted average number of
  common shares outstanding             5,753,709
                                      ===========


                                  - continued -

                      GLENBOROUGH REALTY TRUST INCORPORATED
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS - continued
                      For the year ended December 31, 1995
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                        Repayment
                                       of Debt(4)      Other(5)     Pro Forma(6)
                                       -----------    ---------     ------------
REVENUES
  Rental revenue                      $        --        $(595)       $ 28,438
  Fees and reimbursements from
    affiliates                                 --           --             260
  Interest and other income                    --          396           1,378
  Equity in earnings of
    Associated Companies                       --          106           1,797
                                      -----------        -----       ---------
      Total Revenue                            --          (93)         31,873
                                      -----------        -----       ---------
OPERATING EXPENSES
  Operating expenses                           --         (273)          9,741
  General and administrative                   --          200           1,183
  Depreciation and amortization                --         (116)          5,301
  Interest expense                         (1,792)          --           6,480
  Loss provision                               --           --             863
                                      -----------        -----       ---------
    Total operating expense                (1,792)        (189)         23,568
                                      -----------        -----       ---------
Income from operations before
 minority interest                          1,792           96           8,305
Minority interest                              --         (352)           (633)
                                      -----------        -----       ---------
Net income                            $     1,792        $(256)      $   7,672
                                      ===========        =====       =========

Net income per share                                                 $    0.79
                                                                     =========

Weighted average number of
  common shares outstanding                                          9,661,553
                                                                     =========

                      GLENBOROUGH REALTY TRUST INCORPORATED
                 NOTES AND ADJUSTMENTS TO PRO FORMA CONSOLIDATED
                  STATEMENTS OF OPERATIONS FOR THE NINE MONTHS
          ENDED SEPTEMBER 30, 1996 AND THE YEAR ENDED DECEMBER 31, 1995
                        (unaudited, dollars in thousands)

1. Reflects the historical consolidated operations of the Company for the nine months ended September 30, 1996, excluding extraordinary items and Consolidation costs, and the as adjusted consolidated operations of the Company for the year ended December 31, 1995. The as adjusted operations reflect the Consolidation and related transactions as if such transactions had occurred on January 1, 1995. These Proforma Consolidated Statements of Operations should be read in conjunction with the unaudited As Adjusted Statement of Operations of the Company for the year ended December 31, 1995 included on pages 22 to 28 of this Form 8-K/A.

2. Reflects the repayment of the Company's original secured bank line with borrowings on the Company's replacement Facility and Term Loan. The repayment results in a net increase in interest expense consisting of the following:


                                               Nine Months           Year
                                                  Ended              Ended
                                              September 30,      December 31,
                                                  1996               1995
                                              ------------        -----------
     Interest differential                       $  1,461          $  1,933
     Amortization of new loan fees                    221               295
     Amortization of old loan fees                    (56)              (99)
     Unused Facility fees                              55                73
                                                  -------           -------
                                                 $  1,681          $  2,202
                                                  =======           =======

      The amortization of the new loan fees is based upon total estimated fees and costs of $1,309 over the respective terms of the Facility and Term Loan. The unused Facility fees are based upon 0.25% of the pro forma unused Facility capacity as of September 30, 1996 of approximately $29,382.

      The Facility provides for maximum borrowings of up to $50,000, but is limited to a specified borrowing base ($50,000 on a pro forma basis), has an initial term of two years which can be extended an additional three years at the option of the

      Company, bears interest at LIBOR plus 2.375% (assumed to be 7.750%), requires monthly interest-only payments and requires annual unused Facility fees equal to 0.25% of the unused Facility balance. The Term Loan has a term of two years and bears interest at LIBOR plus 2.375% (assumed to be 7.750%). In connection with obtaining the Facility and Term Loan, the Company incurred commitment fees and other costs totaling approximately $1,309.

3. Reflects the historical operations of the Carlsberg Properties, TRP Properties, UCT Property, Bond Street Property, Kash n' Karry Property and the San Antonio Hotel.

                                   Nine Months Ended September 30, 1996
                                 (or portion of 1996 prior to acquisition)
                                 ----------------------------------------
                              Carlsberg             TRP               UCT
                             Properties         Properties         Property
                             -----------        -----------        ---------
     Revenues                   $ 2,291           $  5,979          $  2,290
     Operating expenses            (856)            (1,881)           (1,016)
                                -------            -------           -------
                                $ 1,435           $  4,098          $  1,274
                                =======            =======           =======


                                   Nine Months Ended September 30, 1996
                                 (or portion of 1996 prior to acquisition)
                                 ----------------------------------------
                                  Bond        Kash n'       San
                                 Street        Karry      Antonio   Combined
                                Property     Property      Hotel      Total
                                --------     --------     -------    -------
     Revenues                    $  519       $   93     $  204     $ 11,376
     Operating expenses            (190)         ---        (35)      (3,978)
                                 ------       ------     ------      -------
                                 $  329       $   93     $  169     $  7,398
                                 ======       ======     ======      =======

                                       Year Ended December 31, 1995
                                       ----------------------------
                              Carlsberg             TRP               UCT
                             Properties         Properties         Property
                             -----------        -----------        ---------
     Revenues                  $  2,836           $  7,336          $  4,239
     Operating expenses          (1,061)            (2,548)           (2,042)
                                -------            -------           -------
                               $  1,775           $  4,788          $  2,197
                                =======            =======           =======


                                       Year Ended December 31, 1995
                                       ----------------------------
                                  Bond        Kash n'       San
                                 Street        Karry      Antonio   Combined
                                Property     Property      Hotel      Total
                                --------     --------     -------    -------
     Revenues                   $   631      $   166    $   353     $ 15,561
     Operating expenses            (241)         ---        (61)      (5,953)
                                -------      -------    -------      -------
                                $   390      $   166    $   292     $  9,608
                                =======      =======    =======      =======

     Also, reflects estimated depreciation and amortization, based upon estimated useful lives of 40 years on a straight-line basis, estimated interest on the pro forma Facility borrowings of approximately $14,744 used to acquire the Carlsberg Properties in 1996 and approximately $38,849 used to acquire the Carlsberg Properties, UCT Property, Bond Street Property, Kash n' Karry Property and San Antonio Hotel in 1995 and estimated interest on the pro forma mortgage debt assumed of approximately $25,200 in connection with the acquisition of the Carlsberg Properties and the TRP Properties in 1996 and 1995. The estimated interest on the Facility borrowing is based on an assumed interest rate of 7.750% and estimated interest on the mortgage loans assumed is based upon an assumed weighted average rate of 8.570%.

4. Reflects the reduction of interest expense resulting from the repayment of borrowings on the Facility of approximately $23,128 at an assumed interest rate of 7.750%. The Company's Facility and Term Loan are subject to changes in LIBOR. Based upon the pro forma Facility and Term Loan balances as of September 30, 1996, a 1/8% increase or decrease in LIBOR will result in increased or decreased annual interest expense of approximately $32.

5. Reflects a (i) net increase in the Company's equity in earnings from its investments in GC and GHG, (ii) interest income on the note receivable from Carlsberg secured by the Grunow Medical Building, (iii) the elimination of actual revenues and expenses of the All American Self Storage properties that were sold in June 1996, (iv) the minority interests' share of the pro forma adjustments to the net income of the Operating Partnership and (v) increased general and administrative expenses of approximately $150 per year related to the property acquisitions. The net increase in equity in earnings from its investments in GC and GHG is comprised primarily of (i) a decrease due to a reduction of annual management fees of approximately $152 received by GC from the UCT Property and the Bond Street Property net of estimated taxes, (ii) approximately $300 in additional management fees for GC from certain related Carlsberg properties not acquired by the Company and (iii) an increase due to an estimated annual increase in GHG's net income of approximately $38 due to its leasing of the San Antonio Hotel from the Company.

6. The pro forma taxable income before dividends paid deduction for the Company for the nine months ended September 30, 1996 was approximately $8,825 which has been calculated as pro forma net income from operations of approximately $7,881 plus GAAP basis depreciation and amortization of approximately $4,036 less tax basis depreciation and amortization and other tax differences of approximately $3,092.

                        GLENBOROUGH REALTY TRUST INCORPORATED
                  AS ADJUSTED CONSOLIDATING STATEMENT OF OPERATIONS
                        For the Year Ended December 31, 1995

The following as adjusted consolidating statement of operations of the Company for the year ended December 31, 1995 is provided for the purpose of supporting the historical statement of operations data in the proforma financial statements included elsewhere in this filing. The as adjusted information and related notes are necessary to providing an appropriate context in which to evaluate the effects of the acquisition of the Carlsberg Properties. The as adjusted operating information describes the results of operations of the Company prior to any acquisitions as if the Consolidation transactions, which merged the Partnerships and Glenborough Corporation and formed the Company, GC, GIRC and GHG, had taken place on January 1, 1995; rather than solely showing the pro forma effects of the acquisition transactions on the purely historical results of operations of the Company's predecessors, which were in full operation through December 31, 1995.

                      GLENBOROUGH REALTY TRUST INCORPORATED
                   AS ADJUSTED CONSOLIDATING STATEMENT OF OPERATIONS
                         For the Year Ended December 31, 1995
                   (unaudited, in thousands, except per share amounts)



                                     Glenborough         As Adjusted
                                    Realty Trust         Historical           Hotel          Management
                                   Incorporated(a)       Combined(b)       Operations(c)     Operations(d)
                                   ---------------       -----------       -------------     -------------
REVENUES:
Rental revenues                       $      --            $ 9,189            $2,182            $   --

Management fee income                        --                260                --                --

Interest and other income                    --                982                --                --

Equity in earnings of
  Associated Companies                       --                 --                32             1,659
                                      ---------            -------            ------            ------
    Total revenues                           --             10,431             2,214             1,659
                                      ---------            -------            ------            ------
OPERATING EXPENSES:
Operating expenses                           --              3,698               363                --

General and administrative                   --                953                --                --

Depreciation and
 amortization                                --              2,488               944                --

Interest expense                             --              1,993                --                --

Loss provision                               --                863                --                --
                                      ---------            -------            ------            ------
   Total operating
     expenses                                --              9,995             1,307                --
                                      ---------            -------            ------            ------

Income from operations
  before minority interest                   --                436               907             1,659

Minority interest                            --                 --                --                --
                                      ---------            -------            ------            ------
Net income (loss)                     $      --            $   436            $  907            $1,659
                                      =========            =======            ======            ======



                                   -continued-

                      GLENBOROUGH REALTY TRUST INCORPORATED
          AS ADJUSTED CONSOLIDATING STATEMENT OF OPERATIONS - continued
                      For the Year Ended December 31, 1995
               (unaudited, in thousands, except per share amounts)


                                                                                             Glenborough
                                                      Debt Pay            Other              Realty Trust
                                       GPA            Down and          Pro-Forma            Incorporated
                                   Properties(e)   Refinancings(f)     Adjustments           Consolidated
                                   -------------   ---------------     -----------           ------------
REVENUES:
Rental revenues                       $2,101            $  --             $  --                $ 13,472

Management fee income                     --               --                --                     260

Interest and other income                 --               --                --                     982

Equity in earnings of
  Associated Companies                    --               --                --                   1,691
                                      ------            -----             -----                --------
    Total revenues                     2,101               --                --                  16,405
                                      ------            -----             -----                --------
OPERATING EXPENSES:
Operating expenses                        --               --                --                   4,061

General and administrative                --               --                30(g)                  983

Depreciation and
 amortization                             --               --               222(h)                3,654

Interest expense                          --              774                --                   2,767

Loss provision                            --               --                --                     863
                                      ------            -----             -----                --------
    Total operating
      expenses                            --              774               252                  12,328
                                      ------            -----             -----                --------
Income from operations
  before minority interest             2,101             (774)             (252)                  4,077

Minority interest                         --               --              (281)(i)                (281)
                                      ------            -----             -----                --------
Net income (loss)                     $2,101            $(774)            $(533)               $  3,796
                                      ======            =====             =====                ========

Net income per share                                                                           $   0.66

                                                                                               ========

Weighted average shares
 outstanding                                                                                   5,753,709 (j)
                                                                                               =========

                      GLENBOROUGH REALTY TRUST INCORPORATED

                            NOTES AND ADJUSTMENTS TO
               AS ADJUSTED CONSOLIDATING STATEMENTS OF OPERATIONS
                      For the Year ended December 31, 1995
                            (unaudited, in thousands)

a) Not applicable as the Company had no operations prior to the Consolidation.

b) Reflects the as adjusted historical combined statements of operations of the Partnerships and GC. See as adjusted historical combining statement of operations.

c) Reflects (i) estimated revenues and expenses related to the Company's hotels leased to and operated by GHG and (ii) the Company's equity in GHG's earnings. See as adjusted statement of hotel lessor operations and statement of operations for GHG.

d) Reflects the Company's equity in the earnings of GC of approximately $449 and GIRC of approximately $1,210.

e) Reflects the historical revenues and expenses of the GPA properties acquired.

f) Reflects a net increase in interest expense resulting from the refinancing of mortgage loans and other notes payable with borrowings of (i) $20,000 on a secured bank line with an investment bank, (ii) $10,000 on secured lines of credit with a bank and (iii) $2,650 of secured loan with a bank. The $20,000 secured bank line has a term of ten years and bears a fixed interest rate of 7.57%. The $10,000 secured bank line of credit has a term of three years and bears a variable interest rate at LIBOR plus 2.365% (7.88% at December 31, 1995). The secured loan with a bank has a term of 10 years and bears a fixed interest rate of 7.75%. The net increase in interest expense is comprised of the following:

         Increase due to new borrowings on secured
              bank lines, lines of credit and loans               $ 2,507
         Increase due to amortization of new loan
              origination fees                                        177
         Reduction due to repayment of mortgage
              loans and other notes payable                        (1,910)
                                                                  -------
                 Net increase                                     $   774
                                                                  =======

g)    Reflects estimated state income and franchise taxes.

h) Reflects estimated depreciation and amortization of the GPA Properties acquired, based upon asset lives of 40 years.

i) Reflects GPA's approximate 13.63% ownership interest in the operations of Glenborough Properties, L.P. (the "Operating

      Partnership"), of which the Company is a 84.37% owner. GPA's minority interest is calculated as follows;

         Pro forma income before minority
              interest of the Company                             $ 4,077
         Add Company expenses before
              Consolidation                                           983
         Equity in earnings of Associated
              Companies and management fees
              earned by the Company                                (1,951)
         Less fees paid by the Operating
              Partnership to the Company                           (1,047)
         Pro forma income from operations
              of the Operating Partnership                          2,062
                                                                  -------
                 GPA's minority interest                          $   281
                                                                  =======

j) Represents the weighted average shares outstanding assuming that GPA's Units in the Operating Partnership are not converted into Common Stock of the Company.

                      GLENBOROUGH REALTY TRUST INCORPORATED

            AS ADJUSTED HISTORICAL COMBINING STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995

The following As Adjusted Historical Combining Statement of Operations of the Company for the year ended December 31, 1995 is provided for the purpose of supporting the Historical Statement of Operations Data in the pro forma financial statements included elsewhere in this filing. The as adjusted information is necessary to providing an appropriate context in which to evaluate the effects of the Acquisition of the Carlsberg Properties. The as adjusted operating information supports a proper description of the Results of Operations of the Company prior to any acquisitions as if the consolidation transactions had taken place on January 1, 1995; rather than solely showing the pro forma effects of the acquisition transactions on the purely historical results of operations of the company's predecessors, which were in full operation through December 31, 1995.

                      GLENBOROUGH REALTY TRUST INCORPORATED
            AS ADJUSTED HISTORICAL COMBINING STATEMENT OF OPERATIONS
                      For the Year ended December 31, 1995
                            (unaudited, in thousands)

                                    1995
                                 Historical              Hotel              Management
                                 Combined(a)         Operations(b)         Operations(c)
                                -----------          -----------         ------------
Revenues:
Rental revenues                   $  15,454             $ (6,265)           $     ---
Fee and reimbursements               16,019                  ---              (16,019)
Interest and other                    2,698                 (302)                (560)
                                   --------             --------             --------
  Total revenues                     34,171               (6,567)             (16,579)
                                   --------             --------             --------
Expenses:
Operating                             8,576               (4,998)                 ---
General and administrative           15,947                  ---              (14,361)
Depreciation and
  amortization                        4,762                 (944)              (1,487)
Interest expense                      2,129                  ---               (1,439)
Loss provision                        1,876                  ---               (1,013)
                                   --------             --------             --------
  Total expenses                     33,290               (5,942)             (18,300)
                                   --------             --------             --------

Operating income (loss)                 881                 (625)               1,721

Income taxes                           (357)                 ---                  357
                                   --------             --------             --------
Net income (loss)                $      524             $   (625)           $   2,078
                                   ========             ========             ========

                                   -continued-

                      GLENBOROUGH REALTY TRUST INCORPORATED

                     For the Year ended December 31, 1995
                            (unaudited, in thousands)

                                                                              As Adjusted
                                 Internalize                Other             Historical
                               Management (d)            Adjustments           Combined
                               --------------           ------------           ---------
Revenues:
Rental revenues                 $     ---              $     ---             $   9,189
Fee and reimbursements                ---                    260   (f)             260
Interest and other                    ---                   (854)  (e)             982
                                 --------               --------              --------
  Total revenues                      ---                   (594)               10,431
                                 --------               --------              --------
Expenses:
Operating                             120                    ---                 3,698
General and administrative           (633)                   ---                   953
Depreciation and
  amortization                        ---                    157   (f)           2,488
Interest expense                      ---                  1,303 (e,g)           1,993
Loss provision                        ---                    ---                   863
                                 --------               --------              --------
  Total expenses                     (513)                 1,460                 9,995
                                 --------               --------              --------

Operating income (loss)               513                 (2,054)                  436

Income taxes                          ---                    ---                   ---
                                 --------               --------              --------
Net income (loss)                $    513               $ (2,054)             $    436
                                 ========               ========              ========

                      GLENBOROUGH REALTY TRUST INCORPORATED
                            NOTES AND ADJUSTMENTS TO
            AS ADJUSTED HISTORICAL COMBINING STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                            (unaudited, in thousands)


a)    Reflects the historical combined operations of the Partnerships and GC.

b) Reflects the elimination of historical revenues and expenses of the three hotels (Arlington, Tucson and Ontario) owned by the Company, that are leased to and operated by GHG.

c) Represents the elimination of certain revenues and expenses that are included in GC's historical statements of operations due to the internalization of management.

d) Further reflects the internalization of management including (i) property administration costs that were reimbursed to GC by the Partnerships, but excluded by elimination of intercompany transactions in the historical combined financial statements of the Partnerships and GC and (ii) a reduction of general and administrative expenses (including legal, accounting and investor relations) resulting from the Consolidation and internalization of management.

e) Represents the elimination of interest income and expense related to the Finley note receivable and related mortgage debt that were repaid in April 1995.

f) Reflects management fees related to Glenborough Institutional Fund I that are earned by the Company that were previously earned by GC and amortization of the related management contract.

g) Reflects the historical interest expense related to notes payable contributed by GC.

                      GLENBOROUGH REALTY TRUST INCORPORATED
                AS ADJUSTED STATEMENT OF HOTEL LESSOR OPERATIONS
                      For the year ended December 31, 1995
                            (unaudited, in thousands)


                                      Lease           Other
                                 Adjustments(a)    Adjustments    As Adjusted
                                  -------------    -----------    -----------
Revenues:
Rental revenues                      $   2,182      $     ---        $   2,182
Equity in earnings of GHG                  ---             32  (b)          32
                                      --------       --------         --------
      Total revenues                     2,182             32            2,214
                                      --------       --------         --------

Expenses:
Operating                                  275             88  (c)         363
Depreciation and amortization              944            ---              944
                                      --------       --------         --------

      Total expenses                     1,219             88            1,307
                                      --------       --------          -------

Net income (loss)                    $     963      $     (56)       $     907
                                     ========       ========         -========

                      GLENBOROUGH REALTY TRUST INCORPORATED
                            NOTES AND ADJUSTMENTS TO
                AS ADJUSTED STATEMENT OF HOTEL LESSOR OPERATIONS
                      For the Year Ended December 31, 1995
                            (unaudited, in thousands)


a) Reflects the estimated lease payments, property taxes and depreciation and amortization associated with the hotels owned by the Company and leased to and operated by GHG. See as adjusted statement of operations for GHG.

b) Reflects the Company's equity in earnings of GHG. See as adjusted statement of operations for GHG.

c) Reflects management fees to be paid by the Company to GHG. GHG will provide fee management services related to the Irving hotel.

                             GLENBOROUGH HOTEL GROUP
                       AS ADJUSTED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                            (unaudited, in thousands)

                                              Historical (a)
                         ---------------------------------------------------------
                             Arlington       Tucson         Ontario       Sub-total
                             ---------       ------         -------       --------
Revenues:
Room revenues                 $  2,210      $  2,667        $  1,388      $   6,265
Management fees                    ---           ---             ---            ---
Interest and other                  97           121              84            302
                              --------      --------        --------      ---------
     Total revenues              2,307         2,788           1,472          6,567
                              --------      --------        --------      ---------
Expenses:
Operating                        1,113         1,225             869          3,207
Salaries & administration          615           635             541          1,791
Depreciation and
 amortization                      325           386             233            944
Interest                           ---           ---             ---            ---
Lease expense                      ---           ---             ---            ---
                              --------      --------        --------      ---------
     Total operating
      expenses                   2,053         2,246           1,643          5,942
                              --------      --------        --------      ---------
Operating income
 (loss)                            254           542            (171)           625
Income taxes                       ---           ---             ---            ---
                              --------      --------        --------      ---------

Income before minority
 interest                          254           542            (171)           625
Minority interest                  ---           ---             ---            ---
                              --------      --------        --------      ---------
Net income (loss)             $    254      $    542        $  (171)      $    625
                              ========      ========        ========      =========

                                   -continued-

                             GLENBOROUGH HOTEL GROUP
                 AS ADJUSTED STATEMENT OF OPERATIONS - continued
                      For the Year Ended December 31, 1995
                            (unaudited, in thousands)

                                                     As Adjusted
                                      --------------------------------------------
                                           Lease           Other      As Adjusted
                                      Adjustments(b)    Adjustments       GHG
                                       ------------       -------      --------
Revenues:
Room revenues                            $    ---       $    ---       $  6,265
Management fees                               ---          2,225 (c)      2,225
Interest and other                            ---            ---            302
                                         --------       --------       --------
     Total revenues                           ---          2,225          8,792
                                         --------       --------       --------
Expenses:
Operating                                    (275)          (644)(d)      2,288
Salaries & administration                     ---          2,320 (c)      4,111
Depreciation and amortization                (944)            87 (f)         87
Interest                                      ---              9              9
Lease expense                               2,182            ---          2,182
                                         --------       --------       --------
     Total operating
      expenses                                963          1,772          8,677
                                         --------       --------       --------
Operating income
 (loss)                                      (963)           453            115
Income taxes                                  ---            (46)(g)        (46)
                                         --------       --------       --------
Income before minority
 interest                                    (963)           407             69
Minority interest                             ---            (36)(h)        (36)
                                         --------       --------       --------
Net income (loss)                        $   (963)      $    371       $     33
                                         ========       ========       ========

Preferred stock dividends                                              $     98(i)
Common stock dividends                                                       23

                             GLENBOROUGH HOTEL GROUP
          NOTES AND ADJUSTMENTS TO AS ADJUSTED STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1995
               (unaudited, in thousands, except per share amounts)

a) Reflects the historical operations of the three hotels (Arlington, Tucson and Ontario) owned by the Company that are leased to and operated by GHG.

b) Reflects the estimated lease payments, property taxes and depreciation and amortization associated with the hotels owned by the Company that will be included in the operations of the Company. See as adjusted statement of hotel lessor operations for the Company.

c) Reflects management fees of $718 and reimbursement of salaries of $1,507 associated with fee management services provided to third parties and the Company related to the contracts owned by Resort Group Inc., the Irving hotel and the Outlook Income Fund 9 Hotels ("OIF 9 Hotels"). The estimated fees and reimbursements are comprised of the following:

         Resort Group, Inc.:
               Galveston, Texas                     $    347
               Port Aransas, Texas                        73
         Irving Hotel                                    514
         OIF 9 Hotels                                  1,291
                                                    --------
               Total                                $  2,225
                                                    ========


d) Reflects the elimination of historical management fees paid by the three hotels (Arlington, Tucson and Ontario) owned by the Company resulting from the internalization of hotel management.

e) Reflects an increase in general and administrative expenses, including salaries, associated with operating as a separate entity and fee management services provided the third parties by GHG. Under the prior ownership structure general and administrative expenses were recorded at the partnership level and not at the property operating level. The increase consists of the following:

         Reimbursable salaries and benefits                     $  1,507
         Corporate and administrative
               salaries and benefits                                 546
         Rent and other overhead, including
               utilities                                              95
         Resort Group Inc. expenses                                   20
         General and administrative expenses,
               including accounting, legal and
               directors fees                                        152
                                                                --------
                  Total                                         $  2,320
                                                                ========


f) Reflects estimated depreciation for the year ended December 31, 1995 of furniture, equipment and buildings of $3 that will be owned by GHG, and amortization of the contracts owned by Resort Group, Inc. of $84.

g)    Reflects estimated income tax expense of GHG.

h) Reflects the approximately 20% minority ownership interest in the Resort Group Inc. held by an unaffiliated third party.

i) Reflects estimated dividends paid by GHG equal to $600 a share plus 75% of any remaining cash flow. The primary source of dividends paid by GHG will be cash flow from operations which is in excess of GHG's earnings.

                             GLENBOROUGH CORPORATION
                       AS ADJUSTED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1995

The following as adjusted statement of operations of Glenborough Corporation, one of the Associated Companies, for the year ended December 31, 1995 is provided for the purpose of supporting the historical statement of operations data in the Proforma Financial Statements included elsewhere in this filing. The as adjusted information is necessary to providing an appropriate context in which to evaluate the effects of the acquisition of the Carlsberg Properties. the as adjusted operating information supports a proper description of the results of operations of the Company prior to any acquisitions as if the Consolidation transactions had taken place on January 1, 1995; rather than solely showing the pro forma effects of the acquisition transactions on the purely historical results of operations of the Company's predecessors, which were in full operation through December 31, 1995.

                             GLENBOROUGH CORPORATION
                    (FORMERLY GLENBOROUGH REALTY CORPORATION)
                       AS ADJUSTED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                            (unaudited, in thousands)

                                       As Adjusted
                                       Management       Expired      Participating       Hotel
                                      Operations(a)   Contracts(b)  Partnerships(c)     Group(d)
                                      -------------   ------------  ---------------     --------
REVENUES:
Fees and reimbursements                $ 16,019         $(1,036)        $  (186)        $(4,331)
Interest and other                          560            (336)            (98)            (29)
                                       --------         -------         -------         -------
     Total revenues                      16,579          (1,372)           (284)         (4,360)
                                       --------         -------         -------         -------

EXPENSES:
Salaries & administration                14,361          (3,192)           (697)         (3,862)
Depreciation and
 amortization                             1,487            (562)           (121)            (87)
Interest expense                          1,439              --          (1,438)             --
Loss provision                            1,013          (1,013)             --              --
                                       --------         -------         -------         -------
     Total expenses                      18,300          (4,767)         (2,256)         (3,949)
                                       --------         -------         -------         -------

Income (loss) before provisions
  for income taxes                       (1,721)          3,395           1,972            (411)
Income taxes                               (357)             --              --              --
                                       --------         -------         -------         -------
Net income (loss)                      $ (2,078)        $ 3,395         $ 1,972         $  (411)
                                       ========         =======         =======         =======

                                   -continued-

                             GLENBOROUGH CORPORATION
                    (FORMERLY GLENBOROUGH REALTY CORPORATION)
                 AS ADJUSTED STATEMENT OF OPERATIONS - continued
                      For the Year Ended December 31, 1995
                            (unaudited, in thousands)

                                                                           As
                                             Rancon         Other       Adjusted
                                          Contracts(e)   Adjustments       GC
                                          ------------   -----------    --------
REVENUES:
Fees and reimbursements                      $ (5,863)     $ ---         $4,603
Interest and other                                ---        ---             97
                                             --------      -----         ------
     Total revenues                            (5,863)       ---          4,700
                                             --------      -----         ------
EXPENSES:
Salaries & administration                      (3,118)        12 (f)      3,504
Depreciation and
 amortization                                    (717)       284 (g)        284
Interest expense                                  ---         79 (h)         80
Loss provision                                    ---        ---            ---
                                             --------      -----         ------
     Total expenses                            (3,835)       375          3,868
                                             --------      -----         ------
Income (loss) before provision
  for income taxes                             (2,028)      (375)           832
Income taxes                                      ---         24 (i)       (333)
                                             --------      -----         ------
Net income (loss)                            $ (2,028)     $(351)        $  499
                                             ========      =====         ======

Preferred stock
  dividends                                                              $  745 (j)
Common stock
  dividends                                                              $   38

                             GLENBOROUGH CORPORATION
                    (FORMERLY GLENBOROUGH REALTY CORPORATION)
          NOTES AND ADJUSTMENTS TO AS ADJUSTED STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1995
               (unaudited in thousands, except per share amounts)


a) Reflects the as adjusted consolidated historical management operations of GC, GHG and GIRC.

b) Reflects the historical revenues and expenses associated with certain management contracts which expired prior to the date of Consolidation.

c) Reflects the historical revenues and expenses associated with management services provided to the Partnerships by GC which were eliminated as a result of the internalization of management.

d) Reflects the historical revenues and expenses associated with hotel management services provided to the Partnerships by GC and it's subsidiaries which were eliminated as a result of the internalization of management or are now incurred by GHG.

e) Reflects actual revenues and expenses, including salaries, benefits and other administrative costs related to the Rancon Contracts that were purchased by GC on January 1, 1995 and that were contributed to GIRC by the Company. On a historical basis such revenues and expenses were included in the operations of GC.

f) Reflects an estimated net increase of salaries and general and administrative expenses (including legal, accounting and office expenses) resulting from the Consolidation. The net increase consists of the following:

         Net increase in general and administrative
            expenses, including accounting, legal
            and directors fees                                       $    100
         Reduction of officers' salaries                                  (88)
                                                                     --------
               Total                                                 $     12
                                                                     ========

g) Reflects the estimated depreciation and amortization related to furniture and equipment and the estimated amortization of contracts.

h) Reflects the estimated interest associated with the note payable of $1,000 contributed to GC by the Company. The note payable bears interest at 9%, with interest only payments, and matures in March of 1998.

i)    Reflects estimated decrease in income tax expense of GC.

j) Reflects dividends paid by GC equal to $0.80 per share plus 95% of any remaining cash flow. The primary source of dividends paid by GC is cash flow from operations which is in excess of GC's earnings.

                      GLENBOROUGH INLAND REALTY CORPORATION
                       AS ADJUSTED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1995

The following as adjusted statement of operations of Glenborough Inland Realty Corporation, one of the Associated Companies, for the year ended December 31, 1995 is provided for the purpose of supporting the historical statement of operations data in the Proforma Financial Statements included elsewhere in this filing. The as adjusted information is necessary to providing an appropriate context in which to evaluate the effects of the acquisition of the Carlsberg Properties. The as adjusted operating information supports a proper description of the results of operations of the Company prior to any acquisitions as if the consolidation transactions had taken place on January 1, 1995; rather than solely showing the pro forma effects of the acquisition transactions on the purely historical results of operations of the Company's predecessors, which were in full operation through December 31, 1995. Historical amounts are presented in the column labeled "Rancon Adjustments."

                      GLENBOROUGH INLAND REALTY CORPORATION
                       AS ADJUSTED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                            (unaudited, in thousands)

                                   Rancon            Other       As Adjusted
                               Adjustments(a)     Adjustments       GIRC
                                ------------      ----------     ----------
Revenues:
Fees and
 reimbursements                  $   5,863       $     ---        $   5,863
Interest and other                     ---             ---              ---
                                  --------        --------         --------
Total revenues                       5,863             ---            5,863
                                  --------        --------         --------

Expenses:
Salaries &
 administration                      3,118            (224)(b)        2,894
Depreciation and
 amortization                          717              30 (c)          747
Interest expense                       ---             101 (d)          101
                                  --------        --------         --------
        Total expenses               3,835             (93)           3,742
                                  --------        --------         --------

Income (loss)
 before provision for
 income taxes                        2,028              93            2,121

Income taxes                           ---            (848)(e)         (848)
                                  --------        --------         --------
Net income (loss)                 $  2,028        $   (755)        $  1,273
                                  ========        ========         ========
Preferred stock
 dividends                                                         $  1,919  (f)
Common stock
 dividends                                                         $    100

                      GLENBOROUGH INLAND REALTY CORPORATION
          NOTES AND ADJUSTMENTS TO AS ADJUSTED STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1995
               (unaudited, in thousands, except per share amounts)

a) Reflects the historical management fees and expenses related to the Rancon Contracts with a carrying value of $6,813 contributed to GIRC by the Company.

b) Reflects an estimated reduction of salaries, benefits and other expenses resulting primarily from reductions in officers' salaries resulting from the Consolidation.

c) Reflects estimated depreciation of furniture and equipment contributed to GIRC by the Company.

d) Reflects the estimated interest expense associated with a note payable consisting of $2,566 contributed to GIRC by the Company and $2,100 related to the acquisition of certain land parcels. The notes payable bears interest at 9%, with interest only payments, and matures in March of 1998.

e)    Reflects estimated income tax expense of GIRC.

f) Reflects estimated dividends paid by GIRC equal to $0.80 per share plus 95% of any remaining cash flow. The primary source of dividends paid by GIRC is cash flow from operations which is in excess of GIRC's earnings.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        GLENBOROUGH REALTY TRUST INCORPORATED



Date:  February 21, 1997                By: /s/ Terri Garnick
                                            ------------------------------
                                            Terri  Garnick
                                            Senior Vice President,
                                            Chief Accounting Officer,
                                            Treasurer
                                            (Principal Accounting Officer)